EXHIBIT 23

                     Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Richardson Electronics, Ltd. Employees' 1996 Stock Purchase Plan of our report dated July 12, 1995, with respect to the consolidated financial statements and schedule of Richardson Electronics, Ltd. included or incorporated by reference in its Annual Report on form 10-K for the year ended May 31, 1995.


                                   Ernst & Young LLP

April 23, 1996